Exhibit 5.1

To: China Information Technology, Inc.
PO Box 173, Kingston Chambers
Road Town, Tortola, British Virgin Islands

13 June 2014

Dear Sirs

China Information Technology, Inc. (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with the Company’s filing with the United States Securities and Exchange Commission of a Registration Statement on Form F-3 (the "Registration Statement") for the purpose of registering under the United States Securities Act of 1933, as amended, of the following securities of the Company having an aggregate initial public offering price of up to U.S. $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) ordinary shares of the Company having a par value of U.S. $0.01 each (the "Ordinary Shares"), (b) debt securities, in one or more series (the "Debt Securities"), (c) warrants to purchase Ordinary Shares, Debt Securities, or any combination thereof (the "Warrants") and (d) units consisting of Ordinary Shares, Debt Securities, Warrants, or any combination thereof (the "Units"). The Ordinary Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the "Securities".

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The written resolutions of the Board of Directors of the Company dated 3 June 2014 (the "Resolutions").

1.2	A registered agent's certificate dated 12 June 2014, issued by Maples Corporate Services (BVI) Limited, the Company's registered agent (the "Registered Agent's Certificate").

1.3

The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 12 June 2014, including the Company's Certificate of Incorporation and its Memorandum and Articles of Association (as amended and restated and as registered on 27 September 2013) (the "Memorandum and Articles").

1.4	A Certificate of Good Standing issued by the Registrar of Corporate Affairs (the "Certificate of Good Standing").

1.5	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy of the Registered Agent's Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

2.4

That all public records of the Company which we have examined are accurate as to the factual matters contained therein and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete as to the factual matters contained therein and that such information has not since then been altered and that such searches did not fail to disclose any factual information which had been delivered for registration but did not appear on the public records as of the date hereof.

2.5

Where a document has been provided to us in draft or undated form, it will be or has been duly executed, dated, unconditionally delivered and/or filed by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of the a document marked to show changes to a previous draft, all such changes have been accurately marked.

2.6	That the Company is not conducting a "regulated activity" under a "financial services enactment" (as defined under the Regulatory Code, 2009 (as amended)).

2.7	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

2.8

The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto.

2.9	The accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

2.10	That the resolutions contained in the Resolutions have not been and will not be rescinded or amended.

2.11	That the Company's memorandum and articles of association will not be amended in any manner that would affect the opinions expressed herein.

2.12

The Company will have a sufficient number of authorised but unissued Ordinary Shares to effect the issue of any of the Securities at the time of issue, whether as a principal issue or on the conversion, exchange or exercise of any Securities.

2.13

That all necessary corporate action will be taken to authorise and approve any issue of Securities, the terms of the offering thereof and related matters, and that the applicable purchase, underwriting or similar agreement will be approved, executed and delivered by or on behalf of the Company and all parties thereto.

2.14	That the issuance and sale of and payment for the Securities will be in accordance with the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto).

2.15

That upon the issue of any Securities, the Company will receive consideration for the full issue price thereof which shall be equal at to at least the par value of the Ordinary Shares to the extent such issuance involves the issuance of Ordinary Shares.

2.16	That on the date of issuing any Securities the Company is, and after issuing any Securities will be able to pay its liabilities as they become due.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is a company limited by shares duly incorporated with limited liability under the BVI Business Companies Act, 2004 (as amended) (the "Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	The Company is authorised to issue a maximum of 100,000,000 ordinary shares of one class each having a par value of US$0.01.

3.3	Upon the due issuance of any Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3.4

Upon the issuance of any Ordinary Shares upon exercise of the Warrants or conversion of the Units and payment of the consideration therefore, such Ordinary Shares will be validly issued, fully paid and non- assessable.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2

The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the British Virgin Islands by the Order of Her Majesty in Council.

4.3

This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

4.4

In this opinion "non-assessable" means that the holders of fully paid shares in the Company have no liability to the Company, as shareholder, except for any liability expressly provided for in the Memorandum and Articles and any liability to repay a distribution under the Act.

5	Consents

In connection with the above opinion, we hereby consent:

5.1	To the use of our name in the Registration Statement and all amendments and supplements thereto under the caption "Legal Matters"; and

5.2	To the filing of this opinion as an exhibit to the Registration Statement.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters.

Yours faithfully

/s/ Maples and Calder